UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2026

Apimeds Pharmaceuticals US, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42545	85-1099700
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Matawan Rd, Suite 325 Matawan, New Jersey	07747
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (848) 201-5010

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	APUS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 10, 2026, Apimeds Pharmaceuticals US, Inc., a Delaware corporation (the “Company”), MindWave Innovations Inc, a Delaware corporation and a wholly owned subsidiary of the Company, Erik Emerson, Lokahi Therapeutics, Inc., a Nevada corporation, FreeT Inc., a company organized under the laws of the Republic of Korea (f/k/a Inscobee Inc.) (“FreeT”), and Apimeds Inc., a South Korean corporation and wholly owned subsidiary of FreeT (together with FreeT, the “Inscobee Parties”), entered into the First Amendment to Confidential Settlement and Mutual Release Agreement (the “Amendment”), which amends the Confidential Settlement and Mutual Release Agreement, dated April 24, 2026 (the “Settlement Agreement”), among the Company, MindWave Innovations Inc, Lokahi Therapeutics, Inc., Erik Emerson, Inscobee Inc. (n/k/a FreeT Inc.), and Apimeds Inc.

The Amendment amends Section 10(a) of the Settlement Agreement to restructure the composition of the Company’s board of directors (the “Board”). During the interim period between the effective date of the Settlement Agreement and the Preferred Stock Conversion (as defined in the Settlement Agreement), the Board shall consist solely of Elona Kogan, Carol O’Donnell, Dr. Bennett Weintraub, and Sungjoon Chae, none of whom may be removed without the written consent of Dr. Vin Menon (“Menon”) and the Inscobee Parties. Following such interim period, the Board shall consist of seven members: four independent directors nominated by MindWave, two directors nominated by Menon (one of whom shall be Menon), and Sungjoon Chae.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2026, pursuant to the Settlement Agreement, as amended by the Amendment (each as defined in Item 1.01 above), the Board appointed Sungjoon Chae to serve as a member of the Board, effective as of such date.

Sungjoon Chae was appointed to the Board pursuant to a nomination by the Inscobee Parties under the Settlement Agreement, as amended by the Amendment. Other than the foregoing, there are no arrangements or understandings between Sungjoon Chae and any other persons pursuant to which he was selected as a director of the Company.

There are no family relationships between Sungjoon Chae and any of the Company’s officers and directors.

There are no related party transactions between the Company and Sungjoon Chae that would require disclosure under Item 404(a) of Regulation S-K.

The material terms of Sungjoon Chae’s compensation arrangements as a director have not yet been determined as of the date of this Current Report on Form 8-K and will be disclosed once finalized. Mr. Chae has served as Co-Chief Executive Officer of the Company since May 4, 2026.

Biographical information for Sungjoon Chae is set forth below:

Sungjoon Chae has served as Co-Chief Executive Officer of the Company since May 2026. Mr. Chae is an architect and urban designer specializing in large-scale real estate development and urban regeneration. He holds degrees from the Illinois Institute of Technology and Harvard University and has extensive experience in planning and delivering complex projects across South Korea and the United States.

Mr. Chae’s work focuses on the integration of planning, and strategy. He has been involved in projects requiring coordination across multiple stakeholders, including developers, investors, and public agencies, and has contributed to projects from early-stage planning and feasibility through development and execution.

Mr. Chae brings a practical, implementation-oriented approach to development, aligning design intent with financial viability, regulatory frameworks, and market conditions. His experience spans high-density environments and complex redevelopment contexts, where he has led multidisciplinary teams and delivered solutions that balance quality, operational performance, and long-term asset value.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to Confidential Settlement and Mutual Release Agreement, dated September 10, 2026.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apimeds Pharmaceuticals US, Inc.

Date: September 11, 2026	By:	/s/ Dr. Vin Menon
	Name:	Dr. Vin Menon
	Title:	Co-Chief Executive Officer

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